Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 8 of our report dated November 17, 2022, relating to the financial statements and financial highlights, which appears in PGIM Quant Solutions Stock Index Fund's Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

November 28, 2022

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 8 of our report dated November 17, 2022, relating to the financial statements and financial highlights, which appears in PGIM Securitized Credit Fund's Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

November 28, 2022